                          Skinvisible
            The Ultimate Choice in Skin Protection

April 11, 2000

Mr. Paul Morin
Controller/Assistant GM
Western Drug Distribution Center Limited
11445 - 163 Street
Edmonton, Alberta T5M 3Y3

Dear Paul:

Re: Letter Agreement between Skinvisible Pharmaceuticals (Canada) Inc. ("Skinvisible") as Seller and Western
       Drug Distribution Center Limited ("WDDC") as Purchaser of Skinvisible Medical Formula Skin Care Protection / Antiseptic Cleanser
       --------------------------------------------------------

This letter is intended to set out the general terms and conditions agreed upon between Skinvisible and WDDC for Skinvisible to sell and for WDDC to purchase Skinvisible
Medical Formula Skin Care Protection / Antiseptic Cleanser products.

1.	WDDC will provide a signed Purchase Order to Skinvisible
for products it intends to purchase.

2.	Product purchased by WDDC will be transferred from
Skinvisible's warehouse & distribution site to WDDC's wholesale site and WDDC shall inform Skinvisible of any such transfer on the same day it occurs.

3.	Skinvisible will be set up as a supplier in WDDC's
distribution network and list the products that WDDC intends to purchase in the WDDC Catalogue.

4.	Skinvisible will sell its product to WDDC at its retail
list price less a 10.8% discount and WDDC will mark-up such discounted product cost by 12% so it will be able to compete at the same retail price in the marketplace.

5.	WDDC will sell on a retail basis the Skinvisible products
to member and non-member veterinarians and clinics at the stated retail price.

6.	WDDC's terms of sale and related policies for member and
non-member veterinarians and clinics are published from time to time in its Product Catalogue.

7.	In addition to advertising and listing products in WDDC's
Catalogue, Skinvisible may access other marketing tools that are available from WDDC (such as Fax Blast, Mailers, Sample Distribution, and Newsletter) at costs outlined in WDDC's rate card as published from time to time.

---------------------------------------------------------------

             Skinvisible Pharmaceuticals, Inc.
 6320 S. Sandhill Road, Suite #10 - Las Vegas, Nevada 89120
      -  Ph.: (702) 433-7154 / Fax: (702) 433-7192
Canadian Address:  Suite 335, 1917 West 4th Avenue -
Vancouver, B.C. V6J 1M7  Ph: (604) 738-3243 / Fax: (604) 738-3246

The above terms and conditions reflect discussions and agreement between WDDC and
Skinvisible and shall form the basis of the Sale and Purchase arrangement between these parties.

We request that WDDC indicate its acknowledgement and acceptance of this agreement by signing and returning one copy of this letter in the space indicated below. We look forward to working with WDDC and to a mutually successful business relationship.


Yours truly,


/s/ Cheryl J. Claeys

Cheryl J. Claeys
Manager Corporate Development


ACKNOWLEDGED AND ACCEPTED THIS ____14____DAY OF April, 2000.

Western Drug Distribution Center Limited

     /s/ Greg Hall
Per: ________________________________




---------------------------------------------------------------

             Skinvisible Pharmaceuticals, Inc.
 6320 S. Sandhill Road, Suite #10 - Las Vegas, Nevada 89120
      -  Ph.: (702) 433-7154 / Fax: (702) 433-7192
Canadian Address:  Suite 335, 1917 West 4th Avenue -
Vancouver, B.C. V6J 1M7  Ph: (604) 738-3243 / Fax: (604) 738-3246